Exhibit 1.1

UNDERWRITING AGREEMENT

between

57TH STREET GENERAL ACQUISITION CORP.

and

MORGAN JOSEPH & CO. INC.

Dated:                      , 2010

57TH STREET GENERAL ACQUISITION CORP.

UNDERWRITING AGREEMENT

New York, New York
, 2010

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020

As Representative of the
Several Underwriters named in Schedule I hereto

Re: Public Offering of Securities

Ladies and Gentlemen:

The undersigned, 57th Street General Acquisition Corp., a Delaware corporation (“Company”), hereby confirms its agreement with Morgan Joseph & Co. Inc. (“Morgan Joseph & Co.”) and with the other underwriters named on Schedule I hereto for which Morgan Joseph & Co. is acting as representative (Morgan Joseph & Co., in its capacity as representative, is referred to herein variously as “you,” or the “Representative”; the Representative and the other underwriters are collectively referred to as the “Underwriters” or, individually, an “Underwriter”) as follows:

1.           Purchase and Sale of Securities.

1.1         Firm Securities.

1.1.1     Purchase of Firm Units.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 5,000,000 units (“Firm Units”) of the Company, at a purchase price (net of discounts and commissions) of $9.30 per Firm Unit.  The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $9.30 per Firm Unit.  The Firm Units are to be offered initially to the public (“Offering”) at the offering price of $10.00 per Firm Unit.  Each Firm Unit consists of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant (“Warrant”).  The shares of Common Stock and the Warrants included in the Firm Units will not be separately transferable until 45 days after the effective date (“Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof) unless the Representative informs the Company, in writing, of its decision to allow earlier separate trading based on its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, the Company’s securities in particular, but in no event will the Representative allow separate trading until the business day after (i) the Company has filed with the Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K which includes an audited balance sheet reflecting the Company’s receipt of the proceeds of the Offering and the Private Placement (as defined in Section 2.22.4), including any proceeds the Company receives from the exercise of the Over-allotment Option (as defined in Section 1.2.1), if such option is exercised prior to the filing of the Form 8-K, (ii) the Company has filed with the Commission a Current Report on Form 8-K and issued a press release announcing when such separate trading will begin, and (iii) the expiration of the Over-allotment Option or its exercise in full.  Each Warrant entitles its holder to exercise it to purchase one share of Common Stock for $11.50 during the period commencing on the later of 30 days after the consummation by the Company of its “Business Transaction” or one year from the Effective Date of the Registration Statement and terminating on the five-year anniversary of the consummation by the Company of its initial Business Transaction.  “Business Transaction” shall mean the Company’s acquisition of one or more operating businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction.

1.1.2     Payment and Delivery.  Delivery and payment for the Firm Units shall be made at 10:00 a.m., New York City time, on the fourth Business Day (as defined below) following the effective date of the Registration Statement or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of McDermott Will & Emery LLP (“McDermott”) or at such other place as shall be agreed upon by the Representative and the Company.  The hour and date of delivery and payment for the Firm Units are called “Closing Date.”  Payment for the Firm Units shall be made on the Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable as follows: $48,750,000 of the proceeds received by the Company for the Firm Units and the Placement Warrants (as defined in Section 2.22.4) and $1,950,000 of the Contingent Fees (as defined in Section 1.1.3) shall be deposited (or with respect to the $1,500,000 of the proceeds from the sale of the Placement Warrants shall have been deposited on or prior to the date hereof) in the trust account established by the Company for the benefit of the public stockholders as described in the Registration Statement (“Trust Account”) pursuant to the terms of an Investment Management Trust Agreement (“Trust Agreement”) between the Company and Continental Stock Transfer & Trust Company (“CST”) and the remaining proceeds shall be paid (subject to Section 3.12 hereof) to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters.  The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full Business Days prior to the Closing Date.  The Company will permit the Representative to examine and package the Firm Units for delivery, at least one full Business Day prior to the Closing Date.  The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.  “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

1.1.3     Contingent Fees.  Upon the consummation of a Business Transaction, the following additional contingent fees (the “Contingent Fees”) will become payable from the amounts held in the Trust Account solely in the event the Company consummates the Business Transaction: (A) an advisory fee payable to Morgan Joseph & Co. equal to 1% of the gross proceeds from the sale of units to the public for providing general advice to the Company during the 15 month period following the date hereof (which fee shall be increased to 1.5% if the Company consummates its initial Business Transaction with a business or asset introduced to the Company by Morgan Joseph & Co.) and (B) a contingent fee equal to 2.5% of the aggregate amount of the funds released from the Trust Account to the Company and/or to the target of the Business Transaction upon consummation of the Company’s initial Business Transaction payable to Morgan Joseph & Co. and such other firms (who may or may not have been involved with the Offering), if any, who are instrumental in advising the Company in connection with the consummation of the Business Transaction.  In the event that the Company is unable to consummate a Business Transaction and CST, the trustee of the Trust Account, commences liquidation of the Trust Account, Morgan Joseph & Co. hereby agrees to the following: (i) to forfeit any rights or claims to the Contingent Fees; and (ii) that the Contingent Fees shall be distributed on a pro-rata basis among the holders of the shares of Common Stock included in the Units sold in the Offering along with any interest accrued thereon, net of taxes.

1.2         Over-Allotment Option.

1.2.1     Option Units.  For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 750,000 units from the Company (“Over-allotment Option”).  Such additional 750,000 units, the net proceeds of which will be deposited in the Trust Account, are hereinafter referred to as “Option Units.”  The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.”  The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.

1.2.2     Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date.  The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option.  The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five full Business Days after the date of the notice or such other time and in such other manner as shall be agreed upon by the Company and the Representative, at the offices of McDermott or at such other place as shall be agreed upon by the Company and the Representative.  Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3     Payment and Delivery.  Payment for the Option Units shall be made on the Option Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable as follows:  $9.30 per Option Unit, which includes $0.39 of Contingent Fees per Option Unit, shall be deposited in the Trust Account pursuant to the Trust Agreement and the remaining proceeds shall be paid (subject to Section 3.12 hereof) to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units (or through the facilities of DTC) for the account of the Underwriters.  The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representative requests not less than two full Business Days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full Business Day prior to such Closing Date.

2.           Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters as follows:

2.1         Filing of Registration Statement.

2.1.1     Pursuant to the Act.  The Company has filed with the Commission a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-163134), including any related preliminary prospectus (“Preliminary Prospectus”), for the registration of the Securities under the Securities Act of 1933, as amended (“Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act.  The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus filed by the Company with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.”  For purposes of this Agreement, “Time of Sale,” as used in the Act, means 4:30 p.m. New York City time, on the date of this Agreement.  Prior to the Time of Sale, the Company prepared a preliminary Prospectus, which was included in the Registration Statement dated April 27, 2010, for distribution by the Underwriters (the “Sale Preliminary Prospectus”).  If the Company has filed, or is required pursuant to the terms hereof to file, a Registration Statement pursuant to Rule 462(b) under the Act registering additional Securities of any type (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.  Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission.  All of the Public Securities have been registered for public sale under the Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered for public sale under the Act with the filing of such Rule 462(b) Registration Statement.  The Registration Statement has been declared effective by the Commission on the date hereof.  If, subsequent to the date of this Agreement, the Company or the Representative has determined that at the Time of Sale the Sale Preliminary Prospectus includes an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein not misleading and have agreed to provide an opportunity to purchasers of the Firm Units to terminate their old purchase contracts and enter into new purchase contracts, then the Sale Preliminary Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2     Pursuant to the Exchange Act.  The Company has filed with the Commission a Form 8-A (File Number 000-[            ]) providing for the registration under the Securities Exchange Act of 1934, as amended (“Exchange Act”), of the Units, the Common Stock and the Warrants.  The registration of the Units, Common Stock and Warrants under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2         No Stop Orders, Etc.  Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Sale Preliminary Prospectus or Prospectus or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3         Disclosures in Registration Statement.

2.3.1     10b-5 Representation.  At the time the Registration Statement became effective and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus do and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations; and neither the Registration Statement, the Sale Preliminary Prospectus nor the Prospectus, nor any amendment or supplement thereto, on their respective dates, nor the Sale Preliminary Prospectus as of the Time of Sale (or such subsequent Time of Sale pursuant to Section 2.1.1), does or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  When any Preliminary Prospectus or the Sale Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus or the Sale Preliminary Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto.

2.3.2     Disclosure of Agreements.  The agreements and documents described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.  Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Sale Preliminary Prospectus or the Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in breach or default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder.  To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3     Prior Securities Transactions.  No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the Company’s formation, except as disclosed in the Registration Statement.

2.3.4     Regulations.  The disclosures in the Registration Statement and the Sale Preliminary Prospectus concerning the effects of Federal, State and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4         Changes After Dates in Registration Statement.

2.4.1     No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, and (iii) no member of the Company’s management has resigned from any position with the Company.

2.4.2     Recent Securities Transactions; Etc.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

2.5         Independent Accountants.  Rothstein, Kass & Company, P.C. (“RK & Co.”), whose report is filed with the Commission as part of the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, are independent registered public accountants as required by the Act and the Regulations.  RK & Co. has not, during the periods covered by the financial statements included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6         Financial Statements.  The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus present fairly the information required to be stated therein.  The Registration Statement, the Sale Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus that are not included as required.

2.7         Authorized Capital; Options; Etc.  The Company had at the date or dates indicated in the Sale Preliminary Prospectus and the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus.  Based on the assumptions stated in the Registration Statement, the Sale Preliminary Prospectus, and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein.  Except as set forth in, or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.8         Valid Issuance of Securities; Etc.

2.8.1     Outstanding Securities.  All issued and outstanding securities of the Company (including, without limitation, the Placement Warrants) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.  The authorized Common Stock and Warrants conform in all material respects to all statements relating thereto contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.  The offers and sales of the outstanding securities of the Company were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements.

2.8.2     Securities Sold Pursuant to this Agreement.  The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.  The form of certificates for the Securities conform to the corporate law of the jurisdiction of the Company’s incorporation.  The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.8.3     Placement Warrants.  The Placement Warrants (as defined in Section 2.22.4 hereof) constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Placement Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  The shares of Common Stock issuable upon exercise of the Placement Warrants have been reserved for issuance upon the exercise of the Placement Warrants and, when issued in accordance with the terms of the Placement Warrants, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.8.4     No Integration.  Other than with respect to the Placement Warrants, neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be or may be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

2.9         Registration Rights of Third Parties.  Except as set forth in the Sale Preliminary Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10       Validity and Binding Effect of Agreements.  This Agreement, the Warrant Agreement (as defined in Section 2.21 hereof), the Trust Agreement, the Services Agreement (as defined in Section 3.8.2 hereof), the Escrow Agreement (as defined in Section 2.22.2 hereof) and the Subscription Agreement (as defined in Section 2.22.4 hereof) have been duly and validly authorized by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11       No Conflicts, Etc.  The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Trust Agreement, the Services Agreement, the Escrow Agreement and the Subscription Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement referred to in Section 2.23 hereof; (ii) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

2.12       No Defaults; Violations.  No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject.  The Company is not in violation of any term or provision of its Certificate of Incorporation or Bylaws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13       Corporate Power; Licenses; Consents.

2.13.1   Conduct of Business.  The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.  The disclosures in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus concerning the effects of Federal, state and local regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.13.2   Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained.  No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Trust Agreement, the Escrow Agreement and the Subscription Agreement and as contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except with respect to applicable Federal and state securities laws and the rules and regulations promulgated by the Financial Industry Regulatory Authority (“FINRA”).

2.14       D&O Questionnaires.  To the best of the Company’s knowledge, all information contained in the questionnaires (“Questionnaires”) completed by each of the Company’s stockholders, officers and directors (“Insiders”) and provided to the Representative is true and correct and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate or incorrect.

2.15       Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or, to the best of the Company’s knowledge, any Insider which has not been disclosed, that is required to be disclosed, in the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or the Questionnaires.

2.16       Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company.

2.17       Stop Orders.  The Commission has not issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Sale Preliminary Prospectus or the Prospectus or any part thereof and has not threatened to issue any such order.

2.18       Transactions Affecting Disclosure to FINRA.

2.18.1   Finder’s Fees.  There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or any Insider that may affect the Underwriters’ compensation, as determined by FINRA.

2.18.2   Payments Within Twelve Months.  The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any FINRA member or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than payments to the Representative in connection with the Offering.

2.18.3   Use of Proceeds.  None of the net proceeds of the Offering and Private Placement will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Transaction as contemplated by the Sale Preliminary Prospectus.

2.18.4   Insiders’ FINRA Affiliation.  No officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member, as determined in accordance with the rules and regulations of FINRA.  The Company will advise the Representative and its counsel if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Common Stock is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.19       Foreign Corrupt Practices Act; Patriot Act.

2.19.1   Foreign Corrupt Practices Act.  Neither the Company nor any of the Insiders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company.  The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.19.2   Patriot Act.  Neither the Company nor any Company affiliates have violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.20       Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.21       Warrant Agreement.  The Company has entered into a warrant agreement with respect to the Warrants with CST substantially in the form annexed as Exhibit 4.4 to the Registration Statement (“Warrant Agreement”).

2.22       Agreements With Insiders.

2.22.1   Insider Letters.  The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) annexed as Exhibits 10.4-10.7 to the Registration Statement (“Insider Letters”), pursuant to which each of the Insiders of the Company agree to certain matters, including but not limited to, certain matters described as being agreed to by them under the “Proposed Business” section of the Sale Preliminary Prospectus and the Prospectus.

2.22.2   Escrow Agreement.  The Sponsor has entered into an escrow agreement (“Escrow Agreement”) with CST (“Escrow Agent”), substantially in the form annexed as Exhibit 10.2 to the Registration Statement, whereby (i) the Common Stock owned by the Sponsor (the “Sponsor’s Shares”) will be held in escrow by the Escrow Agent, until one year from the date of consummation of a Business Transaction and (ii) the Placement Warrants will be held in escrow by the Escrow Agent until thirty (30) days following the date of consummation of a Business Transaction; provided, however, that if the Escrow Agent is notified by the Company that the Company is being liquidated at any time during the applicable Escrow Period (as that term is defined in the Escrow Agreement), then immediately prior to the effectiveness of such liquidation, the Escrow Agent shall promptly destroy the certificates representing the Sponsor’s Shares and the Placement Warrants.  During such escrow period, the Sponsor shall be prohibited from selling or otherwise transferring such shares but will retain the right to vote such shares.  To the Company’s knowledge, the Escrow Agreement is enforceable against the Sponsor and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Sponsor is a party.  The Escrow Agreement shall not be amended, modified or otherwise changed without the prior written consent of the Representative.

2.22.3   No Fiduciary Relationship in Pricing.  The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the several Underwriters, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv)  the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

2.22.4   Warrant Subscription Agreement.  57th Street GAC Holdings LLC, a limited liability company wholly owned by the Company’s officers, directors and advisors (the “Sponsor”) executed and delivered a Warrant Subscription Agreement, annexed as Exhibit 10.11 of the Registration Statement (the “Subscription Agreement”), pursuant to which the Sponsor, among other things, has purchased an aggregate of 3,000,000 warrants identical to the Warrants (the “Placement Warrants”) at a purchase price of $0.50 per Placement Warrant in a private placement in accordance with Regulation D under the Act occurring immediately prior to the Closing (the “Private Placement”).  The Sponsor and the Company have delivered executed copies of the Subscription Agreement and the Sponsor has delivered the purchase price on or before the Effective Date.  Pursuant to the Subscription Agreement, (i) $1,500,000 of the proceeds from the sale of the Placement Warrants will be deposited by the Company in the Trust Account in accordance with the terms of the Trust Agreement prior to the Effective Date, and (ii) the Sponsor has waived any and all rights and claims that it may have to any proceeds, and any interest thereon, held in the Trust Account in respect of the Placement Warrants in the event that a Business Transaction is not consummated and the Trust Account is liquidated in accordance with the terms of the Trust Agreement.

2.23       Investment Management Trust Agreement.  The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering substantially in the form annexed as Exhibit 10.1 to the Registration Statement.

2.24       No Existing Non-Competition Agreements.  No Insider or other employee of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an employee, officer and/or director of the Company.

2.25       Investments.  The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the proceeds thereof as described in the Sale Preliminary Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.26       Subsidiaries.  The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.27       Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus that have not been described as required.

2.28       Data.  The statistical, industry-related and market-related data included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

2.29       Business Transactions.  The Company does not have any specific Business Transaction under consideration or contemplation and the Company has not (nor has anyone on its behalf) contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

2.30       Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Units, any offering material in connection with the offering and sale of the Units other than the Sale Preliminary Prospectus and the Prospectus, in each case as supplemented and amended.

2.31       No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Units.

2.32       Tax Law Compliance. The Company has filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and has paid all taxes required to be paid by the Company and, if due and payable, any related or similar assessment, fine or penalty levied against the Company, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings. The Company has made appropriate provisions in the applicable financial statements referred to in Section 2.6 above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

2.33       Insurance. The Company is insured with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business. All policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has not been refused any insurance coverage sought or applied for. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a material adverse effect.

2.34       Ineligible Issuer.  At the time of filing the Registration Statement and at the date hereof, the Company was and is an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has not made any offer relating to the Securities that would constitute an “issuer free writing Prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing Prospectus,” as defined in Rule 405.

2.35       Standard & Poor’s Application.  Prior to the date hereof, the Company has made application with Standard & Poor’s to have information regarding the Company and the Securities included in the Standard & Poor’s Daily News and Corporations Records Description so as to allow for secondary trading of the Securities in the state jurisdictions which allow for an exemption for non-issuer secondary trading.

3.           Covenants of the Company.  The Company covenants and agrees as follows:

3.1         Amendments to Registration Statement.  The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and the Company shall not file any such amendment or supplement to which the Representative shall reasonably object.

3.2         Federal Securities Laws.

3.2.1     Compliance.  During the time when a Prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus.  If at any time when a Sale Preliminary Prospectus or Prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Sale Preliminary Prospectus or the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Sale Preliminary Prospectus or the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2     Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3     Exchange Act Registration.  The Company will use its best efforts to maintain the registration of the Securities under the provisions of the Exchange Act (except in connection with a going-private transaction) for a period of five years from the Effective Date, or until the Company is required to be liquidated if earlier, or, in the case of the Warrants, until the Warrants expire and are no longer exercisable.  The Company will not deregister the Securities under the Exchange Act without the prior written consent of the Representative.

3.3         Ineligible Issuer.  The Company will not make any offer relating to the Securities that would constitute an “issuer free writing Prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing Prospectus,” as defined in Rule 405.

3.4         Blue Sky Filing.  The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction.  In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.  The Company shall pay all filings fees in connection with the qualification of the securities under the securities laws of such jurisdictions as the Representative may reasonably designate.

3.5         Delivery to Underwriters of Preliminary Prospectus, Sale Preliminary Prospectus and Prospectuses.  The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus, Sale Preliminary Prospectus and Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and a copy of all original executed consents of certified experts.

3.6         Effectiveness and Events Requiring Notice to the Representative.  The Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event during the period described in Section 3.2.3 hereof that, in the judgment of the Company or its counsel, makes any statement of a material fact made in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.7         Review of Quarterly Financial Statements.  Until the earlier of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing of quarterly financial information to stockholders.

3.8         Affiliated Transactions.

3.8.1     Business Transactions.  The Company will not consummate a Business Transaction with any entity which is affiliated with any Insider unless the Company obtains an opinion from an independent investment banking firm that is a member of FINRA that the Business Transaction is fair to the Company’s stockholders from a financial perspective.  No Insider or any affiliate of an Insider shall receive any fees of any type (other than reimbursement of ordinary and customary expenses incurred on behalf of the Company) in connection with any Business Transaction.

3.8.2     Administrative Services.  The Company has entered into an agreement (“Services Agreement”) with the Sponsor (“Affiliate”) substantially in the form annexed as Exhibit 10.8 to the Registration Statement pursuant to which the Affiliate will make available to the Company general and administrative, including office space, utilities, administrative services, technology and secretarial services for the Company’s use for up to $7,500 per month.

3.8.3     Compensation to Insiders.  Except as set forth above in this Section 3.8, the Company shall not pay any of the Insiders or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Transaction; provided that the Insiders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Transaction.

3.9         Financial Public Relations Firm.  Promptly after the execution of a definitive agreement for a Business Transaction, the Company shall retain a financial public relations firm reasonably acceptable to the Representative for a term to be agreed on by the Company and the Representative.

3.10       Reports to the Representative.

3.10.1   Periodic Reports, Etc.  For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to the Representative (Attn: Tina Pappas) and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv) two (2) copies of each registration statement filed by the Company with the Commission under the Securities Act, (v) a copy of monthly statements, if any, setting forth such information regarding the Company’s results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request.  Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section.

3.10.2   Transfer Sheets.  For a period of two years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain CST or another transfer and warrant agent acceptable to the Representative (“Transfer Agent”) and will furnish to the Underwriters at the Company’s sole cost and expense, for a period of one year following the Effective Date, such transfer sheets of the Company’s securities as the Representative may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC.  The Underwriters acknowledge that CST is an acceptable Transfer Agent.

3.10.3   Secondary Market Trading Maintenance.  Unless the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or quoted on the NASDAQ Global Market or NASDAQ Capital Market, until such earlier time upon which the Company is required to be liquidated or five years from the date hereof, the Company shall maintain its listing in Standards & Poor’s Daily News and Corporation Records Corporate Descriptions at its cost and expense and on the date hereof and at the beginning of each fiscal quarter, shall provide the Representative with a written report of counsel detailing those states in which the Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty States.

3.10.4   Trading Reports.  During such time as any of the Securities are quoted on the  OTC Bulletin Board (or any successor trading market such as the Bulletin Board Exchange) or the Pink Sheets, LLC (or similar publisher of quotations) and no other automated quotation system, the Company shall provide to the Representative, at its expense, such reports published by the OTC Bulletin Board or the Pink Sheets, LLC relating to price trading of the Public Securities, as the Representative shall reasonably request.

3.11       Disqualification of Form S-1.  Until the earlier of seven years from the date hereof or until the Warrants have expired and are no longer exercisable, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Warrants under the Act (except in connection with a going-private transaction).

3.12       Payment of Expenses.

3.12.1   General Expenses Related to the Offering.  The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Preliminary, the Preliminary Sale and Final Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Units, the shares of Common Stock and the Warrants included in the Units, including any transfer or other taxes payable thereon, (iii) filing fees, costs and expenses (including disbursements for the Representative’s counsel) incurred in registering the Offering with FINRA and qualifying the Public Securities under state or foreign securities or Blue Sky laws, (iv) fees, costs and expenses incurred in listing the Company on the Over the Counter Bulletin Board, (v) fees and disbursements of the transfer and warrant agent, (vi) the Company’s expenses associated with “due diligence” and “road show” meetings arranged by the Representative, (vii) the preparation, binding and delivery of transaction “bibles,” in form and style reasonably satisfactory to the Representative and transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the Representative and (viii) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.12.1.  The Company also agrees that, if requested by the Representative, it will engage and pay up to $3,000 for an investigative search firm of the Representative’s choice to conduct an investigation of the principals of the Company as shall be mutually selected by the Representative and the Company.  The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth in this Agreement to be paid by the Company to the Representative and others.  If the Offering contemplated by this Agreement is not consummated by reason of the Company electing not to proceed with the Offering, the Company shall reimburse the Underwriters in full for their out of pocket expenses, including, without limitation, its legal fees and disbursements and “road show” and due diligence expenses.

3.12.2   Expenses Related to Business Transaction.  The Company further agrees that, in the event the Representative assists the Company in connection with the consummation of a proposed Business Transaction, the Company agrees to reimburse the Representative for all reasonable out-of-pocket expenses, including, but not limited to, “road-show” and due diligence expenses.

3.13       Application of Net Proceeds.  The Company will apply the net proceeds from the Offering and Private Placement received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

3.14       Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.15       Notice to FINRA.  In the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to FINRA and to the Representative prior to the consummation of the Business Transaction:  (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 5110 of the FINRA Manual.  The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer documents or proxy statement which the Company will file in connection with the Business Transaction.

3.16       Stabilization.  Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to  cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

3.17       Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Securities in connection with the Offering. In addition, the Company will direct the Transfer Agent to place stop transfer restrictions upon any such Securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

3.18       Payment of Contingent Fees on Business Transaction. Upon the consummation of a Business Transaction, the Company agrees that it will pay to Morgan Joseph & Co. out of funds in the Trust Account delivered to the Company and/or the target of the Business Transaction, the Contingent Fees.

3.19       Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.20       Accountants.  Until the earlier of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain RK & Co. or another independent registered public accounting firm reasonably acceptable to the Representative.

3.21       Form 8-K.  The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the financial statements of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering.  As soon as the Audited Financial Statements become available, the Company shall immediately file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements.

3.22       Notice to FINRA. For a period of ninety days after the date of the Prospectus, in the event any person or entity (regardless of any FINRA affiliation or association but excluding attorneys, accountants, engineers, environmental or labor consultants, investigatory firms, technology consultants and specialists and similar service providers that are not affiliated with or associated with FINRA and are not brokers or finders) is engaged, in writing, to assist the Company in its search for a target business or to provide any other services in connection therewith, the Company will provide the following to FINRA and the Representative prior to the consummation of the Business Transaction: (i) complete details of all services and copies of agreements governing such services (which may be appropriately redacted to account for privilege or confidentiality concerns); and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Offering, as such term is defined in Rule 5110 of the FINRA Manual. The Company also agrees that, if required by law, proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Transaction.

3.23       FINRA.  The Company shall advise FINRA if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Company’s Securities.

3.24       Corporate Proceedings.  All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall done to the reasonable satisfaction to counsel for the Underwriters.

3.25       Investment Company.  The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in “government securities” with specific maturity dates or in money market funds as set forth in the Trust Agreement and disclosed in the Registration Statement, Sale, Preliminary Prospectus or Prospectus.  The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.  Furthermore, once the Company consummates a Business Transaction, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.26       Business Transaction Announcement.  Within five Business Days following the consummation by the Company of a Business Transaction, the Company shall cause an announcement (“Business Transaction Announcement”) to be placed, at its cost, in The Wall Street Journal, the New York Times and a third publication to be selected by the Representative announcing the consummation of the Business Transaction and indicating that the Representative was the managing underwriter in the Offering.  The Company shall supply the Representative with a draft of the Business Transaction Announcement and provide the Representative with a reasonable opportunity to comment thereon.  The Company will not place the Business Transaction Announcement without the final approval of the Representative, which such approval will not be unreasonably withheld.

3.27       Colorado Trust Filing.  In the event the Securities are registered in the State of Colorado, the Company will cause a Colorado Form ES to be filed with the Commissioner of the State of Colorado no less than 10 days prior to the distribution of the Trust Account in connection with a Business Transaction and will do all things necessary to comply with Section 11-51-302 and Rule 51-3.4 of the Colorado Securities Act.

3.28       Amendments to Certificate of Incorporation.  (i)  The Company covenants and agrees, that prior to its initial Business Transaction it will not seek to amend or modify its Certificate of Incorporation, including, but not limited to, any of the following provisions (A) through (K) of Article Sixth of its Certificate of Incorporation without the prior written consent of the Representative:

“A.  Immediately after the Corporation’s initial public offering (the “IPO”), the amount of the net offering proceeds received by the Corporation in the IPO (including the proceeds of any exercise of the underwriter’s over-allotment option) specified in the Corporation’s registration statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) shall be deposited and thereafter held in a trust account established by the Corporation (the “Trust Account”).  Neither the Corporation nor any officer, director or employee of the Corporation shall disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Transaction or (ii) the Termination Date, in each case in accordance with the terms of the investment management trust agreement (the “Trust Agreement”) governing the Trust Account; provided, however, the Corporation shall be entitled to withdraw such amounts from the Trust Account representing interest earned on the amounts in the Trust Account as are required to pay any taxes.

B.  Prior to the consummation of a Business Transaction, the Corporation shall provide all holders of its Common Stock with the opportunity to redeem their shares of Common Stock, effective upon consummation of the Business Transaction, for cash equal to the redemption price specified below.  The Corporation shall not grant any request for redemption in the event such Business Transaction is not consummated.  The Corporation shall conduct such redemptions either (i) through a tender offer pursuant to the tender offer rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (ii) in conjunction with a stockholder vote and the solicitation of proxies pursuant to the proxy rules promulgated under the Exchange Act.  If the Corporation conducts the redemption pursuant to the tender offer rules, the redemption price payable per share of Common Stock shall be equal to the amount held in the Trust Account as of the commencement of the tender offer plus interest accrued until two business days prior to the consummation of the Business Transaction, less taxes payable, divided by the total number of shares of Common Stock sold as part of the units in the Corporation’s IPO (the “IPO Shares”).  If the Corporation conducts the redemption in conjunction with a stockholder vote, the redemption price payable per share of Common Stock to holders of IPO Shares exercising their redemption rights and voting (1) in favor of the Business Transaction will be equal to the amount held in the Trust Account as of two business days prior to the consummation of the Business Transaction, less taxes payable, divided by the total number of IPO Shares and (2) against the Business Transaction will be equal to the amount held in the Trust Account as of two business days prior to the consummation of the Business Transaction, less the portion attributable to interest earned on the amounts in the Trust Account and less taxes payable, divided by the total number of IPO Shares.  Whether the Corporation conducts the redemption pursuant to the tender offer rules or in conjunction with a stockholder vote, the redemption price shall in no event be less than $9.75 per share of Common Stock (or $9.74 per share of Common Stock if the underwriters’ over-allotment option is exercised in full).

C.  If the Corporation conducts the redemptions through a tender offer: (i) the Corporation shall file tender offer documents with the Commission which will contain substantially the same financial and other information about the Business Transaction and the redemption rights as is required under the proxy rules promulgated under the Exchange Act in connection with the solicitation of proxies, even if such information is not required under the tender offer rules promulgated under the Exchange Act; and (ii) the Corporation shall not commence any such tender offer unless all holders of shares of Common Stock other than IPO Shares have irrevocably agreed in writing not to redeem such shares in the tender offer.  If the Corporation conducts the redemption in conjunction with a stockholder vote and not though a tender offer, the Corporation shall not redeem any shares of Common Stock other than IPO Shares.

D.  A holder of IPO Shares, together with any affiliate of his or any other person with whom such holder is acting in concert or as a ‘‘group’’ (as defined under Section 13 of the Exchange Act), will be restricted from redeeming more than an aggregate of 10% of the IPO Shares; provided, however, that this restriction shall not apply if the Corporation conducts the redemption through a tender offer.

E.  The Corporation will consummate a Business Transaction only if holders of no more than 88% of the IPO Shares redeem their shares of Common Stock and, solely if the Corporation holds a stockholder vote in connection with such Business Transaction, a majority of the outstanding shares of Common Stock voted are voted in favor of the Business Transaction.

F.  In the event that the Corporation does not consummate a Business Transaction within fifteen (15) months from the effective date of the Registration Statement (the “Termination Date”), the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible redeem 100% of the IPO Shares for cash for a redemption price per share equal to the amount held in the Trust Account, including the interest earned thereon, less taxes payable, divided by the total number of IPO Shares (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to approval of the Corporation’s then stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board pursuant to Section 275(a) of the GCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the GCL, dissolve and liquidate the balance of the Corporation’s net assets to its remaining stockholders, as part of the Corporation’s plan of dissolution and liquidation.  If, after the redemption of the IPO Shares and/or dissolution and liquidation, the Corporation receives any refund of income taxes that were paid from the Trust Account, the amount of such refund shall be distributed to the former holders of IPO Shares.

G. A holder of IPO Shares shall be entitled to receive funds from the Trust Account only in the event (i) of a liquidation of the Trust Account to holders of IPO Shares pursuant to the terms of the Trust Agreement, (ii) such holder exercises its redemption rights in accordance with Article 6B above, or (iii) the Corporation redeems the IPO Shares or liquidates in accordance with Article 6F above).  In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account, and no stockholder other than a holder of IPO Shares shall have any interest in or to the Trust Account.

H. The Board of Directors shall be divided into two classes: Class A and Class B. The number of directors in each class shall be as nearly equal as possible. Prior to the IPO, there shall be elected three Class A directors for a term expiring at the Corporation’s first Annual Meeting of Stockholders and two Class B directors for a term expiring at the Corporation’s second Annual Meeting of Stockholders.  Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election.  Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the by-laws of the Corporation), or by the sole remaining director.  All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

I.  Prior to the consummation of the Corporation’s Business Transaction, the Corporation shall not issue any additional stock that participates in the proceeds of the Trust Account, or that votes as a class with the IPO Shares, if the Corporation seeks stockholder approval of a Business Transaction.

J. The Corporation may not enter into any transaction with any affiliate of the Corporation without the prior approval by a majority of the members of its board of directors who do not have an interest in the transaction who had access, at the Corporation’s expense, to the Corporation’s attorneys or independent legal counsel, and unless the Corporation’s disinterested directors determine that the terms of such transaction are no less favorable to it than those that would be available to the Corporation with respect to such a transaction from unaffiliated third parties.

K.  In the event the Corporation enters into a Business Transaction with a target business that is affiliated with 57th Street GAC Holdings, LLC, or the directors or officers of the Corporation, the Corporation will obtain an opinion from an independent investment banking firm that is a member of Financial Industry Regulatory Authority that such Business Transaction is fair to the Corporation’s stockholders from a financial point of view.”

(ii) The Company acknowledges that the purchasers of the Public Securities in the Offering shall be deemed to be third party beneficiaries of this Agreement and specifically this Section 3.28.

(iii) The Representative specifically advises the Company that it will not waive this Section 3.28 under any circumstances.

3.29       Private Placement Proceeds.  Prior to the Effective Date and execution of this Agreement, the Company shall have deposited $1,500,000 of the proceeds from the Private Placement in the Trust Account and shall provide Morgan Joseph & Co. with evidence of the same.

4.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1         Regulatory Matters.

4.1.1     Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of McDermott, counsel to the Underwriters.

4.1.2     FINRA Clearance.  By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3     No Blue Sky Stop Orders.  No order suspending the sale of the Units in any jurisdiction designated by you pursuant to Section 3.4 hereof shall have been issued on either on the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

4.1.4     The OTC Bulletin Board.  The Securities shall have been admitted and approved for quotation on the OTC Bulletin Board.

4.2         Company Counsel Matters.

4.2.1     Closing Date and Option Closing Date Opinion of Counsel.  On the Closing Date and the Option Closing Date, if any, the Representative shall have received the favorable opinion of Ellenoff Grossman & Schole LLP, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative and in form and substance reasonably satisfactory to McDermott, covering the matters set forth on Appendix A hereto.

4.2.2     Reliance.  In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to McDermott) of other counsel reasonably acceptable to McDermott, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested.  The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3         Cold Comfort Letter.  At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to McDermott from RK & Co. dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

(i)           Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Preliminary Prospectus, Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii)           Stating that in their opinion the financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

(iii)           Stating that, on the basis of their review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, or (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the March 31, 2010 balance sheet included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, other than as set forth in or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from March 31, 2010 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement the Sale Preliminary Prospectus and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease;

(iv)           Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks);

(v)           Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(vi)           Stating that they have not, since the Company’s incorporation, brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

(vii)           Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

4.4         Officers’ Certificates.

4.4.1     Officers’ Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary of the Company (in their capacities as such), dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct.  In addition, the Representative will have received such other and further certificates of officers of the Company (in their capacities as such) as the Representative may reasonably request.

4.4.2     Secretary’s Certificate.  At each of the Closing Date and the Option Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying (i) that the Bylaws and Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company.  The documents referred to in such certificate shall be attached to such certificate.

4.5         No Material Changes.  Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or Federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (iv) the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement, the Sale Preliminary Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6         Delivery of Agreements.

4.6.1     Effective Date Deliveries.  On the Effective  Date, the Company shall have delivered to the Representative executed copies of the Escrow Agreement, the Trust Agreement, the Warrant Agreement, the Services Agreement, and all of the Insider Letters and Subscription Agreement.

4.7         Opinion of Counsel for the Underwriters.  All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to McDermott and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require.  On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

4.8         Secondary Market Trading and Standard & Poor’s.  Unless the Public Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Capital Market, the Company will apply to be included in Standard & Poor’s Daily News and Corporation Records Corporate Descriptions for a period of five years from the consummation of a Business Transaction.  Promptly after the consummation of the Offering, the Company shall take such steps as may be necessary to obtain a secondary market trading exemption for the Company’s securities in the State of California.  Unless the Public Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, or the NASDAQ Capital Market, the Company shall also take such other action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such other states as may be requested by the Representative.

5.           Indemnification.

5.1         Indemnification of Underwriters.

5.1.1     General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by you that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“controlling person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever as incurred to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement, Sale Preliminary Prospectus or the Prospectus (as from time to time each may be amended and supplemented, including, but not limited to any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company  in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ or any securities exchange; or (iv) any post-effective amendments to the Registration Statement or Prospectus or new Registration Statement or Prospectus filed by the Company with the Commission, any state securities commission or agency, NASDAQ or any securities exchange, or the omission or alleged omission from any Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or subsequent filing by the Company under clause (iv) of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, each Selected Dealer and each of their respective directors, officers and employees and each controlling person, if any, for any and all expenses (including the fees and disbursements or counsel chosen by Morgan Joseph & Co.) as such expenses are incurred by such Underwriter, such Selected Dealer or each of their respective directors, officers and employees or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim damage, liability, expense or action; provided however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expenses to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement, Sale Preliminary Prospectus or the Prospectus, or any amendment or supplement thereof, or in any application, as the case may be.  With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.4 hereof.  The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement, the Sale Preliminary Prospectus or the Prospectus.  The indemnity agreement set forth in this Section 5.1 shall be in addition to any liabilities that the Company may otherwise have.

5.2         Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any such application; and to reimburse the Company or any such director, officer or controlling person, if any, for any and all expenses as such expenses are reasonably incurred, in connection with investigating, defending, settling, compromising or paying any such loss, claim damage, liability, expense or action; provided, however, that the obligation of each Underwriter to indemnify the Company (including any director, officer or controlling person thereof, shall be limited to the commissions received by such Underwriter in connection with the Securities underwritten by it.  The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any such application, are the statements set forth in the paragraphs entitled “Pricing of Securities” and “Commissions and Discounts” under the caption “Underwriting” in the Prospectus.  The indemnity agreement set forth in this Section 5.2 shall be in addition to any liabilities that each Underwriter may otherwise have.

5.3         Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph 5.1 or 5.2 above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph 5.1 or 5.2 above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the provision to the preceding sentence reasonably approved by the indemnifying party (or by Morgan Joseph & Co. in the case of Section 5.2), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

5.4         Settlements.  The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 5.3 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

5.5         Contribution.

5.5.1     Contribution Rights.  In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect the relative fault of the Company and the Underwriters in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations.  The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding the provisions of this Section 5.5.1, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.  For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.5.2     Contribution Procedure.  Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder.  In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.  Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party.  The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.  The Underwriters’ obligations to contribute pursuant to this Section 5.3 are several and not joint.

6.           Default by an Underwriter.

6.1         Default Not Exceeding 10% of Firm Units or Option Units.  If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-Allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2         Default Exceeding 10% of Firm Units or Option Units.  In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein.  If within one Business Day after such default relating to more than 10% of the Firm Units or Option Units you do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Units or Option Units on such terms.  In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement will be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.12 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3         Postponement of Closing Date.  In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7.           Right to Appoint Observer.  Until the consummation of a Business Transaction, upon notice from Morgan Joseph & Co. to the Company, Morgan Joseph & Co. shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors of the Company; provided that such representative shall sign a Regulation FD compliant confidentiality agreement which is reasonably acceptable to Morgan Joseph & Co. and its counsel in connection with such representative’s attendance at meetings of the Board of Directors; and provided further that upon written notice to Morgan Joseph & Co., the Company may exclude the representative from meetings where, in the written opinion of counsel for the Company, the representative’s presence would destroy the attorney-client privilege.  The Company agrees to give Morgan Joseph & Co. written notice of each such meeting and to provide Morgan Joseph & Co. with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors and to reimburse the representative of Morgan Joseph & Co. for his reasonable out-of-pocket expenses incurred in connection with his attendance at the meeting, including but not limited to, food, lodging and transportation.

8.           Additional Covenants.

8.1         Additional Shares or Options.  The Company hereby agrees that until the consummation of a Business Transaction, it shall not issue any shares of Common Stock (except with respect to any exercise of Warrants) or any options or other securities convertible into Common Stock, or any shares of preferred stock or other Securities of the Company which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Transaction.

8.2         Trust Account Waiver Acknowledgment.  The Company hereby agrees that it will use its reasonable best efforts prior to engaging in discussions with any person or entity with which the Company seeks to consummate a Business Transaction (“Target”) or obtaining the services of any vendor to acknowledge in writing whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing, that (a) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $48,750,000 (without giving effect to any exercise of the Over-allotment Option) for the benefit of the public stockholders and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only (i) to the public stockholders in the event they elect to redeem their IPO Shares, (ii) to the holders of the IPO Shares upon the liquidation of the Company if the Company fails to consummate a Business Transaction, or (iii) after or concurrently with the consummation of a Business Transaction and (b) for and in consideration of the Company (i) agreeing to evaluate such Target for purposes of consummating a Business Transaction with it or (ii) agreeing to engage the services of the vendor, as the case may be, such Target or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.  The foregoing letters shall substantially be in the form attached hereto as Exhibits A and B respectively.  The Company may forego obtaining such waivers only if the Company shall have received the approval of its Chief Executive Officer and the approving vote or written consent of at least a majority of its Board of Directors.  The term “IPO Shares” means the shares of Common Stock contained in the Public Securities.

8.3         Insider Letters.  The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Representative.

8.4         Certificate of Incorporation and Bylaws.  The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Certificate of Incorporation or Bylaws.

8.5         Acquisition/Liquidation Procedure.  The Company agrees that it will comply with provisions (A) through (K) of Article Sixth of its Certificate of Incorporation in connection with the consummation of a Business Transaction or the failure to consummate a Business Transaction within fifteen (15) months from the date of the Prospectus.

8.6         Rule 419.  The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Transaction, including but not limited to using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

8.7         Affiliated Transactions.  The Company shall cause each of the Insiders to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the Insiders will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Transaction, the liquidation of the Company or until such time as the Insiders cease to be an officer or director of the Company, subject to any pre-existing fiduciary or contractual obligations the Insiders might have.

8.8         Tender Offer Documents, Proxy Materials and Other Information.  The Company shall provide counsel to the Representative with ten copies of all tender offer documents or proxy information and all related material filed with the commission in connection with a Business Transaction concurrently with such filing with the commission.  In addition, the Company shall furnish any other state in which its initial public offering was registered, such information as may be requested by such state.

9.           Representations and Agreements to Survive Delivery.  Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements as of the Closing Dates and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

10.         Effective Date of This Agreement and Termination Thereof.

10.1       Effective Date.  This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

10.2       Termination.  You shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or on the OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the American Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or on the OTC Bulletin Board (or successor trading market) or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or Federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire,  flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Units, or (vii) if any of the Company’s representations, warranties or covenants hereunder are breached, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities after the date hereof, as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Securities.

10.3       Expenses.  In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.12 hereof.

10.4       Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

11.         Miscellaneous.

11.1       Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing

If to the Representative:

Morgan Joseph & Co. Inc.
600 Fifth Avenue
19th Floor
New York, New York 10020
Attn:  Tina Pappas
Facsimile: (212) 218-3725

Copy to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
Attn:  Joel Rubinstein, Esq.
Facsimile: (212) 547-5444

If to the Company:

57th Street General Acquisition Corp.
590 Madison Avenue, 35th Floor
New York, New York 10022

Copy to:

Ellenoff Grossman & Schole LLP
370 Lexington Avenue
New York, NY 10017
Attn:  Douglas S. Ellenoff, Esq.
Facsimile: (212) 370-1300

11.2       Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

11.3       Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

11.4       Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

11.5       Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. This agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.  The Company acknowledges and agrees that: (i) the sale and issuance of the securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Underwriters; (ii) in connection therewith and with the process leading to the offering, the Underwriters are acting solely as a principal and not the agent or fiduciary of the Company; (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto, including any negotiation related to the pricing of the securities; and (iv) the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the offering.

11.6       Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.  Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11.1 hereof.  Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.  The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

11.7       Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

11.8       Waiver, Etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Remainder of page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

57TH STREET GENERAL ACQUISITION CORP.

By:
Name:
Title:

Accepted on the date first
above written.

MORGAN JOSEPH & CO. INC.

By:
Name:
Title:

SCHEDULE I

57TH STREET GENERAL ACQUISITION CORP.

5,000,000 Units

Underwriter	Number of Firm Units to be Purchased

Morgan Joseph & Co. Inc.

APPENDIX A

1.
The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation.  The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company.

2.
All issued and outstanding securities of the Company (including, without limitation, the Placement Warrants) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the Certificate of Incorporation or Bylaws of the Company.  The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act or exempt from such registration requirements.  The authorized and, to such counsel’s knowledge, outstanding capital stock of the Company is as set forth in the Prospectus.

3.
The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders.  The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Certificate of Incorporation or Bylaws of the Company.  When issued, the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and such Warrants are enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  The certificates representing the Securities are in due and proper form.

4.
The Placement Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby, and such Placement Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  A sufficient number of shares of Common Stock have been reserved for issuance upon exercise of the Placement Warrants.  The shares of Common Stock underlying the Placement Warrants will, upon exercise of the Warrants and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or, to such counsel’s knowledge, similar rights that entitle or will entitle any person to acquire any securities from the Company upon issuance thereof.

5.
This Agreement, the Warrant Agreement, the Services Agreement, the Trust Agreement, the Escrow Agreement and the Subscription Agreement have each been duly and validly authorized and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

6.
The execution, delivery and performance of this Agreement, the Warrant Agreement, the Escrow Agreement, the Trust Agreement, the Services Agreement and the Subscription Agreement and compliance by the Company with the terms and provisions thereof and the consummation of the transactions contemplated thereby, and the issuance and sale of the Securities, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) to such counsel’s knowledge, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company, or (c) to such counsel’s knowledge, violate any United States statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, United States Federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

7.
The Registration Statement, the Sale Preliminary Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates appeared on their face to comply as to form in all material respects with the requirements of the Act and Regulations.  The Securities and all other securities issued or issuable by the Company conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.  The descriptions in the Registration Statement, the Sale Preliminary Prospectus and in the Prospectus, insofar as such statements constitute a summary of statutes, legal matters, contracts, documents or proceedings referred to therein, fairly present in all material respects the information required to be shown with respect to such statutes, legal matters, contracts, documents and proceedings, and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Sale Preliminary Prospectus and the Prospectus that are not described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

8.
The Registration Statement is effective under the Act.  To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act or applicable state securities laws.

9.
The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

10.
To such counsel’s knowledge, there is no action, suit or proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or threatened against the Company that is required to be described in the Registration Statement.

The opinion of counsel shall further include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the Underwriters and the independent registered public accounting firm of the Company, at which conferences the contents of the Registration Statement, the Sale Preliminary Prospectus and the Prospectus contained therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus contained therein (except as otherwise set forth in the foregoing opinion), solely on the basis of the foregoing without independent check and verification, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date of such counsel’s opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion with respect to the  financial  information and statistical data and information included in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus).

EXHIBIT A

FORM OF TARGET BUSINESS LETTER

57th Street General Acquisition Corp.

Gentlemen:

Reference is made to the Final Prospectus of 57th Street General Acquisition Corp. (the “Company”), dated  , 2010 (the “Prospectus”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $48,750,000 for the benefit of the Public Stockholders and the Underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Stockholders in the event they elect to redeem their IPO Shares, (ii) to the Public Stockholders upon the liquidation of the Company if the Company fails to consummate a Business Transaction or (iii) to the Company and the Underwriters after or concurrently with the consummation of a Business Transaction.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating a Business Transaction with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT B

FORM OF VENDOR LETTER

57th Street General Acquisition Corp.

Gentlemen:

Reference is made to the Final Prospectus of 57th Street General Acquisition Corp. (the “Company”), dated  , 2010 (the “Prospectus”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $48,750,000 for the benefit of the Public Stockholders and the Underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Stockholders in the event they elect to redeem their IPO Shares, (ii) to the Public Stockholders upon the liquidation of the Company if the Company fails to consummate a Business Transaction or (iii) to the Company and the Underwriters after or concurrently with the consummation of a Business Transaction.

For and in consideration of the Company agreeing to engage the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor